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                                                                   EXHIBIT 23.1

                            CONSENT OF MOSS ADAMS LLP

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10051) of Geographics, Inc. (the "Company") pertaining to the Company's 1996 Stock Option Plan of our report dated August 26, 1997 with respect to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Geographics, Inc. listed in Item 14. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Bellingham, Washington                           MOSS ADAMS LLP
September 12, 1997